PROMISSORYNOTE

Borrower:	Lender:

Natural Gas Systems, Inc.	Prospect Energy Corporation
Two Memorial City Plaza	10 East 40th Street
820 Gessner, Suite 1340	Suite 4400
Houston, Texas 77024	New York, New York 10016

Principal Amount:	Maturity Date of Note: Date of Note:
U.S. $4,800,000.00	February 2, 2010	February 2, 2005

PROMISE TO PAY. NATURAL GAS SYSTEMS, INC., a Nevada corporation (“Borrower”) promises to pay to the order of PROSPECT ENERGY CORPORATION, a Maryland corporation (“Lender”) in lawful money of the United States of America the sum of four million eight hundred thousand and 00/100 dollars (U.S. $4,800,000.00), or such other or lesser amounts as may be reflected from time to time on the books and records of Lender as evidencing the aggregate unpaid principal balance of loan advances made to Borrower on the basis as provided below, together with simple interest assessed on the variable rate basis provided below, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, commencing on the date hereof and continuing until this Note is paid in full. Interest on Advances under this Note shall be calculated on the basis of a 365 (or in a leap year 366) day year and the actual number of days elapsed.

LOAN AGREEMENT. This Note is made and executed pursuant to a loan agreement between Borrower and Lender dated the date hereof (as amended, renewed or restated from time to time, the “Loan Agreement”), and is entitled to the benefits thereof Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for mandatory prepayments required of the Borrower in certain circumstances, and for all other pertinent provisions.

LINE OF CREDIT. This Note is a non-revolving “master note” evidencing advances that may be made from time to time to Borrower under the Loan Agreement as provided in the Loan Agreement. Advances under this Note may be requested only in writing by Borrower or by an authorized person. All communications, instructions or directions by telephone or otherwise to Lender are to be directed to Lender’s office as provided in the Loan Agreement. The following persons are authorized to request advances under the Line of Credit until Lender receives from Borrower at Lender’s address shown above written notice of revocation of their authority: Robert S. Herlin or Sterling McDonald. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited pursuant to the Loan Agreement to any of Borrower’s deposit accounts. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower has with Lender, including the Loan Agreement and any other agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender pursuant to the Loan Agreement.

PAYMENT. Borrower will pay interest on Advances at the Base Rate monthly in arrears on the last day of each successive calendar month. Borrower will pay the balance of all outstanding principal on this Note, together with all accrued but unpaid interest, at the Maturity Date. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing. All payments and prepayments made by Borrower hereunder shall be made to Lender, in immediately available funds, before 11:00 a.m. (Eastern Time) on the day that such payment is required, or otherwise is, to be made. Any payment received and accepted by Lender after such time shall be considered for all purposes (including the calculation of interest to the extent permitted by law) as having been made on the next following Business Day. Whenever any payment to be made hereunder falls on a day other than a Business Day, then unless otherwise provided in the Loan Agreement such payment shall be made on the next succeeding Business Day (without penalty or default), and such extension of time shall in each case be included in the calculation of interest. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. This Note bears interest on and after the date hereof to and including the Maturity Date at the variable rate per annum equal to the Base Rate in accordance with the Loan Agreement. The interest rate on this Note is subject to change from time to time based on changes in the Treasury Rate, as provided in the Loan Agreement. If the index rate used in determining the Treasury Rate becomes unavailable during the term of this Note, Lender may designate a substitute index after notice to Borrower. Borrower understands that Lender may make loans based on other rates as well. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. The unpaid principal balance of this Note shall bear interest from and after an Event of Default or the Maturity Date until paid at the Default Rate from time to time in effect.

PREPAYMENT. Borrower may prepay this Note in full or in part at any time by paying the then unpaid principal balance of this Note, plus accrued simple interest and any unpaid late charges through date of prepayment, subject to restrictions regarding permitted timing and advance notice set forth in the Loan Agreement, and subject to payment of the Prepayment Premium under the circumstances set forth in the Loan Agreement. Borrower may be required to prepay

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this Note from time to time in accordance with the Loan Agreement. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Unless otherwise agreed to in writing by Lender, any partial prepayments of this Note will be applied in inverse order of maturity and will not relieve Borrower of Borrower’s obligation to make scheduled payments under this Note.

LATE CHARGE. If Borrower fails to pay any payment under this Note in full within ten (10) days of when due, Borrower agrees to pay Lender a late payment fee in an amount equal to 10.000% of the delinquent amount due. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. If any Event of Default occurs, Lender shall have all the rights and remedies (including acceleration of the Maturity Date of this Note) available to it pursuant to the Loan Agreement or applicable law. Upon the occurrence of an Event of Default, Lender shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest and Prepayment Premium, together with reasonable attorneys’ fees, costs, expenses and other fees and charges as provided herein, and Lender shall have the rights and remedies set forth in the Loan Agreement. Lender shall have the further right, again at its sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

DEFAULT RATE. If Borrower defaults under this Note, Lender shall have the right to prospectively increase the simple interest rate under this Note to be equal to the Default Rate per annum until this Note is paid in full.

ATTORNEYS’ FEES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender’s reasonable attorneys’ fees.

COLLATERAL. This Note is secured by the Collateral and collateral documents as provided in the Loan Agreement.

GOVERNING LAW. BORROWER AGREES THAT THIS NOTE AND THE LOAN EVIDENCED HEREBY SHALL BE GOVERNED UNDER THE LAWS OF THE STATE OF LOUISIANA. SPECIFICALLY, THIS BUSINESS OR COMMERCIAL NOTE IS SUBJECT TO LA. R.S. 9:3509 ET SEQ.

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WAIVERS. Borrower and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a “solidary” or “joint and several” basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender’s acceptance of payment other than in accordance with the terms of this Note, or Lender’s subsequent agreement to extend or modify such repayment terms, or Lender’s failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower’s intent and agreement that Lender’s rights and remedies shall be cumulative in nature. Borrower and each guarantor further agrees that, should any event of default occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one event of default shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agrees that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender for a grace or cure period, and no such deferral, grace or cure period has been or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower’s failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender’s loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an event of default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower’s and each guarantor’s obligations and agreements under this Note shall be binding upon Borrower’s and each guarantor’s respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender’s successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note,

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whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:          NATURAL GAS SYSTEMS, INC.

By:
Name:
Title:

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STATE OF LOUISIANA    )
              )
              )SS:
              )
PARISH OF ORLEANS     )

BEFORE ME, the undersigned Notary Public duly commissioned qualified and sworn within and for the State and Parish written above, personally came and appeared __________________,to me personally known, and who being by me duly sworn, did say that he is the authorized _______________ of Natural Gas Systems, Inc., whose name is subscribed to the foregoing Promissory Note and that he executed the foregoing Promissory Note by authority of said corporation’s Board of Directors on behalf of said corporation as its free act and deed.

THUS DONE AND SIGNED before me and the two undersigned witnesses in the Parish and State aforesaid, on this 2nd day of February, 2005. Witness my hand and official seal.

WITNESSES:

________________________          __________________________
Name:                        Name:

________________________
Name:

________________________
NOTARY PUBLIC

Seal

My Commission expires:_________

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